Exhibit 10.1
FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT
This First Amendment and Consent to Credit Agreement (this “Amendment”), is entered into as of April 19, 2011 (the “First Amendment Effective Date”), by and among SunPower Corporation, a Delaware corporation (the “Borrower”), SunPower Corporation, Systems, a Delaware corporation (“SCS”), SunPower North America, LLC, a Delaware limited liability company (together with SCS, each a “Guarantor,” and collectively, the “Guarantors”; the Borrower and the Guarantors being referred to herein, individually, as a “Loan Party” and collectively, as the “Loan Parties”), Union Bank, N.A., as administrative agent for the Lenders (as defined below) (in such capacity, the “Agent”), and the several financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (the “Lenders”).
BACKGROUND
A.    The Loan Parties, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of October 29, 2010 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided a revolving credit facility to the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    To induce the Lenders to extend credit to the Borrower, each Guarantor has unconditionally guaranteed the payment and performance of all of the Borrower's obligations to the Agent and the Lenders (the provisions of Article IV of the Credit Agreement and each other provision thereof applicable to the Guarantors, as amended, modified, supplemented, extended or restated, being referred to herein as, the “Guaranty”).
C.    The Borrower has notified the Agent and the Lenders that: (i) it desires to sell to a non-affiliated third party one hundred percent (100%) of the Equity Interests in WJE held, directly or indirectly, by the Borrower in one or more open market transactions for fair value (the “WJE Stock Sale”), (ii) prior to or concurrent with the execution of this Amendment, the Borrower will repay, in full, all outstanding Loans, and (iii) it desires to cease borrowing under the Credit Agreement for an indefinite period of time, but otherwise have the Credit Agreement remain in full force and effect.
D.    The Borrower is prohibited from entering into and effecting the WJE Stock Sale pursuant to the Credit Agreement and the other Loan Documents. The Borrower has, therefore, requested that the Lenders consent to the WJE Stock Sale and the release of the Agent's and the Lenders' respective Liens on the WJE Stock as in effect immediately prior to the First Amendment Effective Date, thereby reducing the Borrowing Base under the Credit Agreement to Zero Dollars ($0.00). Although the Lenders are under no obligation to do so, the Lenders are willing to grant such consent and amend the Credit Agreement in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Agent and each Lender in agreeing to the terms of this Amendment.

2.Consent and Release of WJE Stock. Subject to and on the terms and conditions set forth herein, (a) the Agent and the Lenders hereby consent to the WJE Stock Sale, as required under the Credit

Agreement, and hereby agree to release their respective security interests in the Borrower's interest in the WJE Stock, and (b) the Korean Share Pledge is hereby terminated; provided, however, those provisions of that agreement that are specified as surviving that respective agreement's termination, including without limitation, the Borrower's indemnity obligations shall continue in full force and effect in accordance with the terms thereof. The Agent and the Lenders hereby authorize the Borrower to file a UCC-3 amendment to the original financing statement identifying the Borrower, as debtor, and the Agent, as secured party, filed as filing number 2010 3798109 in the Office of the Secretary of State of the State of Delaware, which amendment restates the collateral description as Exhibit A to this Amendment. The foregoing consent and agreement to release is further subject to the following limitations and is granted on the conditions that, and only so long as (A) no Event of Default shall have occurred and be continuing at the time of or resulting from the consummation of WJE Stock Sale, or any of the transactions contemplated thereby (collectively, the “WJE Stock Sale Transaction”), (B) the WJE Stock Sale Transaction is consummated in accordance with all applicable Laws, and (C) as of the effective date of the WJE Stock Sale Transaction, and each subsequent transaction undertaken in connection therewith, and after giving effect to each such transaction, the Borrower is in compliance on an actual and pro forma basis, with each of the financial covenants in the Credit Agreement.

3.No Further Loans. The Borrower acknowledges and agrees that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document: (a) as of the First Amendment Effective Date, the Borrowing Base is, and shall thereafter remain at, Zero Dollars ($0.00), subject to the Agent's and the Lenders' written agreement, which shall be a matter of their sole and absolute discretion, to increase or amend the Borrowing Base; and (b) the Credit Agreement shall otherwise continue in full force and effect, and the Borrower shall continue to pay and perform timely its obligations thereunder, including without limitation, its obligation to pay the commitment fee required pursuant to Section 2.07(a) of the Credit Agreement (calculated with respect to the full amount of the Aggregate Revolving Commitments). The Borrower further acknowledges and agrees that as a result of the Borrowing Base being reduced to Zero Dollars ($0.00), the Borrower may not request or receive additional Loans following the First Amendment Effective Date. Neither the Agent nor any Lender shall be under any obligation to accept or receive any form of replacement Collateral for the Obligations or to amend, modify or supplement the Credit Agreement in any way whatsoever, even if doing so would create borrowing availability under the Credit Agreement.

4.Amendments to Credit Agreement.

a.Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Borrowing Base” to read as follows:

“Borrowing Base” means, as of any time of determination, an amount equal to Zero Dollars ($0.00).
b.Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (j) of the definition of “Permitted Investments” to read as follows:

(j)    advances to, or investments in, a Subsidiary or in Philippine Electric Corp. by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;
c.Section 1.01 of the Credit Agreement is hereby amended by deleting the defined terms “WJE Material Adverse Change”, “WJE Prepayment Event”, “WJE Stock Closing Price” and “WJE Stock Value”.

d.Section 1.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

1.04    Exchange Rates. Without limiting the Loan Parties' obligations under Article VII, the Administrative Agent shall from time to time calculate and determine the Exchange Rate as of any given date with respect to each Alternate Currency. Such calculations and determinations shall be binding on the Loan Parties absent manifest error.
e.Section 2.03(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)    [Deleted].
f.Section 2.04(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vii)    no event, circumstance or condition shall exist which reasonably could be expected to have a Material Adverse Effect;
g.Section 5.02(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    At the time any disbursement is to be made and immediately thereafter, there shall have been no event or circumstance that has had a Material Adverse Effect, as determined by the Administrative Agent in the exercise of its reasonable business judgment.
h.Section 6.20(b) and Section 6.20(c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(b)    [Deleted].
(c)    [Deleted].

i.Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.23    [Deleted].
j.Section 7.02(b) of the Credit Agreement is hereby amended by deleting the words “no WJE Prepayment Event has occurred,”.

k.Section 7.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    [Deleted].

l.Section 7.03(d)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
m.Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.12    [Deleted].
n.Section 8.05(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)    [Deleted].
5.Amendments to Security Agreement.

a.Section 1(b) of the Security Agreement is hereby amended by deleting the defined term “Korean Share Pledge”.

b.Section 2(a) of the Security Agreement is hereby amended by deleting the words “and also including the right to demand the return, delivery or transfer of share certificates for any of the Pledged Collateral from the Korean Securities Depository (the “KSD”)” in clause (ii) of that section.

c.Section 3(b) of the Security Agreement is hereby amended by deleting the words “Liens created under the Korean Share Pledge,”.

d.Section 4(g) of the Security Agreement is hereby amended by deleting the words “and Liens created under the Korean Share Pledge”.

e.Section 4(h) of the Security Agreement is hereby amended by deleting the words “, other than that certain Shareholders Agreement, dated as of May 17, 2010 by and between Grantor and WOONGJIN HOLDINGS CO. LTD., in the form delivered to the Administrative Agent prior to the date hereof”.

f.Section 7 of the Security Agreement is hereby amended by amending and restating the sixth sentence of that section to read as follows: “The Lien granted hereunder and the rights and remedies of the Administrative Agent with respect to the Liens granted hereunder are granted in conjunction with, and are in addition and supplemental to, and in no way limit or should be construed to limit, those set forth in the other Loan Documents or those which are now or hereafter available to the Administrative Agent or any Lender as a matter of law or equity.”

g.Section 17 of the Security Agreement is hereby amended by deleting the words “, including the Korean Share Pledge,”.

h.Schedules 1, 2, 3 and 4 to the Security Agreement are hereby amended and restated in their entirety, and replaced with Schedules 1, 2, 3 and 4 attached to this Amendment..

6.Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants, as of the date of this Amendment, for the benefit of the Agent and each Lender, that:

a.
the representations and warranties of each Loan Party set forth in the Credit Agreement or any other Loan Document were true and correct when made and remain true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

b.
the Loan Parties have the authority to execute this Amendment and the execution, delivery, and performance by the Loan Parties of this Amendment and the other documents, instruments and agreements delivered or to be delivered in connection herewith (i) are within the corporate or limited liability company powers of each Loan Party and have been duly authorized by all necessary corporate or limited liability company action on the part of each Loan Party, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any requirement of Law, any Loan Party's operating agreement, certificate or articles of incorporation, bylaws, partnership agreement, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which any Loan Party or any of their respective Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of any Loan Party;

c.
this Amendment and the other instruments and agreements delivered or to be delivered by any Loan Party in connection herewith have been duly executed and delivered by each Loan Party and constitute the legal, valid, and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d.
no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document; and

e.
after giving effect to this Amendment, no Loan Party has any offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to their respective liabilities, obligations and indebtedness arising under or in connection with any Loan Documents.

7.Conditions Precedent. The Borrower and each Guarantor understand and agree that this Amendment shall not be effective and the consent provided by the Required Lenders hereunder shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by the Agent (in the Agent's sole discretion):

a.	Borrower, each Guarantor and the Required Lenders shall have executed and delivered to the Agent, this Amendment;

b.
the Loans shall have been fully repaid together with any amounts owing due to prepayment of LIBOR Rate Loans prior to the expiration of the applicable Interest Period for such Loans, such that the Total Revolving Outstandings are reduced to Zero Dollars ($0.00);

c.
The Loan Parties shall have received all other consents and waivers required pursuant to the terms of any documents or agreements relating to Indebtedness of the Loan Parties, including all consents required under the DB Facility;

d.
The representations and warranties of Borrower and each Guarantor under the Credit Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

e.	The Agent shall have received for the account of the Lenders, in immediately available funds, a fee in the amount of $5,000 which fee shall be non-refundable and fully earned upon receipt; and

f.
The Agent shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys' fees and costs) incurred by the Agent in connection with this Amendment and the transactions contemplated hereby and invoiced to the Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to the Borrower prior to such date shall not preclude the Agent from seeking reimbursement of such amounts, or excuse the Borrower from paying or reimbursing such amounts, following the effective date of this Amendment.

8.Confirmation of Guaranty. Each Guarantor ratifies and reaffirms its obligations under the Guaranty and each and every term, condition, and provision of the Guaranty. Each Guarantor further represents and warrants that it has no defenses or claims against the Agent or any Lender that would or might affect the enforceability of the Guaranty and that the Guaranty remains in full force and effect.

9.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not shall not operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by the Borrower and each other Loan Party in all respects.

10.Limited Consent; No Waivers. This Amendment: (a) in no way shall be deemed to be a consent or an agreement on the part of the Agent or any Lender to waive any covenant, liability or obligation of the Borrower, any Guarantor or any third party or to waive any right, power, or remedy of the Agent or any Lender; (b) in no way shall be deemed to imply a willingness on the part of the Agent or any Lender to agree to any similar or other future consents, amendments or modifications to any of the terms and conditions of the Credit Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents, including, without limitation, the Agent's or any Lender's right to demand strict performance of the Borrower's and each Guarantor's liabilities and Obligations at all times before and after the date of this Amendment; (d) in no way shall obligate the Agent or any Lender to make any future waivers, consents or modifications to the Credit Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation. Each Loan Party acknowledges and agrees that: (i) the Credit Agreement has not been amended or modified in any way by this Amendment, except as expressly set forth herein, (ii) neither the Agent nor any Lender waives any failure by any Loan Party to perform its Obligations under the Loan Documents, (iii) neither the Agent nor any Lender waives compliance with any obligations or undertakings under the Credit Agreement other than with respect to the WJE Stock Sale as expressly described herein, and (iv) the Agent and each Lender is relying upon each Loan Party's representations, warranties and agreements, as set forth herein and in the Loan Documents in providing this Amendment. Nothing in this Amendment shall constitute a satisfaction of the Borrower's or any Guarantor's Obligations.

11.Release. The Borrower and each Guarantor hereby, for itself, its successors, heirs, executors, administrators and assigns (each a “Releasing Party” and collectively, the “Releasing Parties”), releases, acquits and forever discharges the Agent and the Lenders, their respective directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which any Releasing Party might have because of anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Amendment or the other Loan Documents as of the date of execution of this Amendment, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any specific claim raised by any Releasing Party, any settlement negotiations and any damages and the consequences thereof resulting or to result from the events described, referred to or inferred hereinabove (“Released Matters”). Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the foregoing. In furtherance of this general release, Releasing Parties each acknowledges and waives the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Each Releasing Party agrees that this waiver and release is an essential and material term of this Amendment and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Each Releasing Party also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Each Releasing Party has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.
12.Miscellaneous. The Borrower and each Guarantor acknowledge and agree that the representations and warranties set forth herein are material inducements to the Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Amendment and the Credit Agreement shall be read together as one document. No course of dealing on the part of the Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Borrower or any Guarantor of any provision of the Loan Documents shall not affect any right of the Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Agent, and or the Lenders, as applicable. No other person or entity, other than the Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent and the Required Lenders have caused this Amendment to be executed as of the date first written above.

The “Borrower” SUNPOWER CORPORATION By:/s/ Dennis Arriola Name: Dennis Arriola Title: EVP & Chief Financial Officer
The “Guarantors” SUNPOWER CORPORATION, SYSTEMS By:/s/ Dennis Arriola Name: Dennis Arriola Title: SVP & Chief Financial Officer
SUNPOWER NORTH AMERICA LLC By: SunPower Corporation, its sole member By:/s/ Dennis Arriola Name: Dennis Arriola Title: Chief Financial Officer

[Signature Page to First Amendment and Consent to Credit Agreement]

The “Agent” UNION BANK, N.A., as Administrative Agent By:/s/ James B. Goudy Name: James B. Goudy Title: Vice President
The “Lenders” UNION BANK, N.A., as a lender By: /s/ James B. Goudy Name: James B. Goudy Title: Vice President

[Signature Page to First Amendment and Consent to Credit Agreement]

The “Lenders” HSBC BANK USA, NATIONAL ASSOCIATION, as a lender By:/s/ Jason A. Huck Name: Jason A. Huck Title: VP Global Relationship Manager HSBC Bank USA

[Signature Page to First Amendment and Consent to Credit Agreement]

DEBTOR:     SUNPOWER CORPORATION

SECURED PARTY:    UNION BANK, N.A., AS AGENT

EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT TO FINANCING STATEMENT
All of the right, title and interest of SUNPOWER CORPORATION, a Delaware corporation (herein referred to as “Debtor”), in, to and under the following property, in each case, whether tangible or intangible, presently existing or owned or subsequently acquired, created or coming into existence and wherever located (collectively, the “Pledged Collateral”):
(a)    the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral;
(b)     all rights, remedies, interests, benefits and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents; and
(c)     all books, records and other documentation of the Debtor related to the Pledged Shares and Additional Collateral.
As used herein, the following terms have the meanings given below:

“Additional Collateral” means any and all (i) additional capital stock or other equity securities or Equity Interests issued by, or interests in, the Companies, whether certificated or uncertificated, (ii) warrants, options or other rights entitling the Debtor to acquire any interest in capital stock or other equity securities of or other Equity Interests in the Companies, (iii) securities, property, interest, dividends and other payments and distributions issued or issuable as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares or such additional capital stock or other Equity Interests or other interests in the Companies, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Shares or any other Pledged Collateral, and (iv) cash and non-cash proceeds, substitutions and products of the Pledged Shares or any other Pledged Collateral, and all supporting obligations, of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Debtor.

“Companies” means those Persons listed on Schedule 2 to that certain Pledge Agreement, dated as of October 29, 2010 by and between the Debtor and Union Bank, N.A., as agent (as the same may be amended, modified, supplemented, extended or restated from time to time).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Shares” means all of the issued and outstanding Equity Interests of the Companies, whether certificated or uncertificated, now existing or hereafter arising.

SCHEDULE 1
PLEDGED SHARES

Entity Type	Issuer Name	Jurisdiction of Organization	Certificate No.	Certificate Date	No. of Shares/ Type of Shares
None.

S 1-1

SCHEDULE 2
COMPANIES
None.

S 2-1

SCHEDULE 3
GRANTOR INFORMATION AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Grantor's legal name: SUNPOWER CORPORATION
Grantor's address:    3939 North First Street
San Jose, California 95134
Telephone: (408) 240-5500
Facsimile: (408) 240-5400

Grantor's type of organization: Corporation

Grantor's jurisdiction of organization: Delaware

Grantor's Tax ID No.: 94-3008969

Grantor's State Organizational ID No.: 3808702

S 3-1

SCHEDULE 4
TRANSFER RESTRICTIONS and
SHAREHOLDERS AGREEMENTS
None.

S 4-1